EXHIBIT 99










         CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report, dated May 15, 1997, included in Owens Corning Savings and Security Plan's annual report on Form 11-K for the year ended December 31, 1996, into the Company's previously filed Registration Statement on Form S-8 (File Nos. 33-31687 and 33-57886).







                                              ARTHUR ANDERSEN LLP




Toledo, Ohio,
  June 27, 1997.